Exhibit 10.1

CONTRIBUTION AND EXCHANGE AGREEMENT

This CONTRIBUTION AND EXCHANGE AGREEMENT (this “Agreement”) is dated as of October 6, 2021 (the “Effective Date”), by and among JSTX Holdings, LLC (“JSTX”), Rocky Creek Resources, LLC (“Rocky Creek” and together with JSTX, the “Permitted Owners” and each individually, a “Permitted Owner”), and Penn Virginia Corporation, a Virginia corporation (the “Company”).

WHEREAS, the Permitted Owners collectively own 225,489.98 shares (as set forth on Exhibit A) of the Company’s Series A preferred stock, par value $0.01 per share (the “Series A Preferred Stock”), which represents all of the issued and outstanding shares of Series A Preferred Stock;

WHEREAS, the board of directors of the Company (the “Board”), excluding the directors affiliated with the entities that hold the outstanding shares of Series A Preferred Stock who recused themselves from the vote due to such ownership, approved resolutions dated as of August 23, 2021 (the “Resolutions”), whereby, among other things, the Company approved (i) the recapitalization (the “Recapitalization”), subject to shareholder approval of the A&R Articles of Incorporation (as defined below) at the Special Meeting (as defined below), all of the existing shares of Series A Preferred Stock in the Company will be replaced with newly issued shares of Class B common stock, par value of $0.01 per share (the “Class B Common Stock”), pursuant to this Agreement at a ratio of one share of Class B Common Stock for each 1/100th of a share of Series A Preferred Stock (the “Exchange Ratio”) such that the holders of Class B Common Stock will have a voting interest in the Company that is commensurate with such holders’ economic interest in PV Energy Holdings, L.P., a Delaware limited partnership (the “Partnership”), and (ii) the entry into this Agreement with the Permitted Owners;

WHEREAS, in order to effect the Recapitalization, shareholder approval of the Articles of Incorporation Amendment Proposal (as defined in the Resolutions) at the Special Meeting of the Company on October 5, 2021 (the “Special Meeting”) is required;

WHEREAS, following shareholder approval of the Articles of Incorporation Amendment Proposal, the Company shall take all necessary actions to amend its Third Amended and Restated Articles of Incorporation (the “A&R Articles of Incorporation”);

WHEREAS, immediately prior to the effectiveness of the A&R Articles of Incorporation, the Permitted Owners shall contribute, convey, assign, transfer and deliver to the Company all of their rights, title and interests in and to the Series A Preferred Stock, and the Company shall accept all of the Permitted Owners’ rights, title and interests in and to the Series A Preferred Stock as set forth on Exhibit A;

WHEREAS, immediately following the effectiveness of the A&R Articles of Incorporation, the Company shall issue to each Permitted Owner, and each such Permitted Owner shall accept, the number of shares of Class B Common Stock set forth next to such Permitted Owner’s name on Exhibit B in exchange for the shares of Series A Preferred Stock contributed by the Permitted Owners to the Company; and

WHEREAS, the consummation of the proposed Recapitalization and transactions contemplated by this Agreement shall not have any dilutive effect on the proportionate voting power or other rights of existing shareholders of the Company.

NOW, THEREFORE, the Permitted Owners and the Company hereby agree as follows.

1. Contribution and Exchange.

(a) Each Permitted Owner hereby contributes, conveys, assigns, transfers and delivers to the Company, and the Company hereby accepts, all of such Permitted Owner’s rights, title and interest in and to the shares of Series A Preferred Stock set forth next to such Permitted Owner’s name on Exhibit A.

(b) In exchange for the shares of Series A Preferred Stock transferred by the Permitted Owners to the Company hereunder, the Company hereby issues to each Permitted Owner, and each such Permitted Owner hereby accepts, the number of shares of Class B Common Stock set forth next to such Permitted Owner’s name on Exhibit B.

(c) The transactions contemplated by this Section 1 shall be deemed to occur simultaneously.

2. Tax Matters. For United States federal, state and local tax purposes, the parties agree that the Contribution and Exchange is intended to qualify as a tax-free reorganization under Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the “Code” and such treatment, the “Intended Tax Treatment”). The parties agree that this Agreement shall constitute a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g). The parties further agree to not report or take any tax position (on a tax return or otherwise) for United States federal, state and local tax purposes that is inconsistent with the Intended Tax Treatment, unless required by applicable law.

3. Representations and Warranties of the Permitted Owners. Each Permitted Owner hereby represents and warrants to the Company as follows:

(a) Such Permitted Owner has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. If such Permitted Owner is not a natural person, this Agreement and the consummation by such Permitted Owner of the transactions contemplated hereby have been duly and validly authorized by such Permitted Owner, and no other proceedings on the part of such Permitted Owner are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

(b) This Agreement has been duly and validly executed and delivered by such Permitted Owner and, assuming that this Agreement constitutes the valid and binding agreement of the Company, constitutes the valid and binding agreement of such Permitted Owner, enforceable against such Permitted Owner in accordance with its terms, except that such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(c) Such Permitted Owner owns, beneficially and of record, the number of shares of Series A Preferred Stock set forth next to its name on Exhibit A. Except as otherwise set forth on Exhibit A, such Permitted Owner has the sole power to vote (or cause to be voted) the Series A Preferred Stock and has good and valid title to its respective shares of Series A Preferred Stock, free and clear of all liens and other encumbrances other than any restrictions on transfer arising under applicable securities laws. Except as otherwise set forth on Exhibit A, such Permitted Owner will transfer to the Company good and valid title to all of its respective shares of Series A Preferred Stock free and clear of all liens and other encumbrances other than any restrictions on transfer arising under applicable securities laws or the bylaws of the Company.

(d) Neither the execution and delivery of this Agreement by such Permitted Owner, nor the consummation by such Permitted Owner of the transactions contemplated hereby, will (i) subject to Exhibit A, result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, agreement or other instrument to which such Permitted Owner is a party or by which such Permitted Owner may be bound, or (ii) violate any applicable law.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Permitted Owners as follows:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia.

(b) The Company has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Company, and no other proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

(c) This Agreement has been duly and validly executed and delivered by the Company and, assuming that this Agreement constitutes the valid and binding agreement of the Permitted Owners, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(d) Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will (i) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, agreement or other instrument to which the Company is a party or by which the Company’s assets may be bound, or (ii) violate any applicable law.

(e) The shares of Class B Common Stock being issued to the Permitted Owners pursuant to this Agreement will, upon such issuance, (i) collectively represent all of the issued and outstanding shares of Class B Common Stock of any nature or form, (ii) be duly authorized, validly issued, fully paid and non-assessable, and (iii) not have been subject to preemptive rights.

5. Further Assurances. Each of the parties hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6. Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes any prior or contemporaneous agreements or undertakings, whether written or oral, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended or modified except by an instrument in writing signed by each of the parties hereto.

7. Governing Law; Jurisdiction. This Agreement shall be governed by the internal laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the state and federal courts located in the State of Delaware, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now have or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum.

8. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

9. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same agreement. This Agreement and any signed agreement entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by facsimile (or equivalent electronic transmission), shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.

10. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Contribution and Exchange Agreement as of the day and year first above written.

PENN VIRGINIA CORPORATION

By:	/s/ Darrin J. Henke
Name: Darrin J. Henke
Title: President and Chief Executive Officer

[Signature Page to Contribution and Exchange Agreement]

PERMITTED OWNERS:

ROCKY CREEK RESOURCES, LLC

By:	/s/ Edward Geiser
Name: Edward Geiser
Title: Authorized Person

JSTX HOLDINGS, LLC

By:	/s/ Edward Geiser
Name: Edward Geiser
Title: Authorized Person

[Signature Page to Contribution and Exchange Agreement]

Exhibit A

Name of Permitted Owner	No. of Shares of Series A Preferred Stock
Rocky Creek Resources, LLC*	54,061.41
JSTX Holdings, LLC	171,428.57

Exhibit B

Name of Permitted Owner	No. of Shares of Class B Common Stock
Rocky Creek Resources, LLC*	5,406,141
JSTX Holdings, LLC	17,142,857

*

a portion of these shares is held (and will continue to be held) under a separate restricted account at the transfer agent of the Company in accordance with the Contribution Agreement, dated November 2, 2020, by and between the Company, the Partnership and Rocky Creek.

Exhibits A & B to the Contribution and Exchange Agreement